                                                                     EXHIBIT 8.1

                             Vinson & Elkins L.L.P.
                             1001 Fannin, Suite 2300
                            Houston, Texas 77002-6760

July 7, 2004

Holly Energy Partners, L.P.
HEP Logistics Holdings, L.P.
100 Crescent Court, Suite 1600
Dallas, Texas 75201

         RE:      HOLLY ENERGY PARTNERS, L.P. REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have acted as counsel for Holly Energy Partners, L.P. (the "Partnership"), a Delaware limited partnership, and HEP Logistics Holdings, L.P. (the "General Partner"), a Delaware limited partnership, with respect to certain legal matters in connection with the offer and sale of common units representing limited partner interests in the Partnership. We have also participated in the preparation of a Registration Statement on Form S-1, Registration No. 333-113588 (such Registration Statement, as amended at the effective date thereof and together with the registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (being collectively referred to herein as the "Registration Statement") to which this opinion is an exhibit.

         In connection therewith, we prepared the discussion (the "Discussion") set forth under the caption "Material Tax Consequences" in the Registration Statement.

         All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its General Partner, included in the Discussion, as to which we express no opinion).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                             Very truly yours,

                                             /s/ VINSON & ELKINS L.L.P.


                                             VINSON & ELKINS L.L.P.